UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2014

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 16, 2014, Tessera Technologies, Inc. (the “Company”) issued a press release announcing that it was restructuring DigitalOptics Corporation (“DOC”) to cease its remaining manufacturing operations. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.02. See also Items 2.05 and 2.06 of this Form 8-K, which are incorporated by reference into this Item 2.02.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 16, 2014, the Company announced that it was restructuring DOC to cease its remaining manufacturing operations. In connection with the restructuring the Company is undertaking a related workforce reduction of over 300 employees primarily in Taiwan, the United States, and Japan. The Company is undertaking these actions to reduce operating costs in conjunction with the decision to no longer pursue a strategy of manufacturing and selling DOC mems|cam products, but instead to focus its DOC business on its image enhancement business and monetizing the DOC intellectual property portfolio and technology, through a sale, licensing or other means. As part of these efforts, the Company will be closing its facilities in Arcadia, California, Rochester, New York and in Taiwan and Japan. The Company currently plans to continue DOC’s embedded image processing development operations based in Romania and Ireland (which includes DOC’s FaceTools™, face beautification, red-eye removal, HDR, panorama, and image stabilization products), which are not impacted by the restructuring and workforce reduction.

The restructuring, workforce reduction and facility closures are expected to be completed during the first and second quarters of 2014. The Company expects to incur (i) severance and related personnel costs in connection with the workforce reduction of approximately $4.0 million, (ii) lease and related facilities costs in connection with the facility closure of approximately $5.0 million, (iii) fixed asset and intangible asset impairment charges in the range of $33.0 million to $37.0 million, as described in more detail under Item 2.06 below, (iv) commitments for purchase of equipment and materials of $6.0 million to $7.0 million, and (v) other miscellaneous exit costs of approximately $2.0 million. The Company expects to recognize a total charge in the range of $50.0 million to $55.0 million, with the majority to be taken in the fourth quarter of 2013 and the remainder to be taken in the first half of 2014. Of that amount, the Company estimates that cash expenditures will range from $16.0 million to $19.0 million.

Item 2.06.	Material Impairments.

In connection with actions referenced in Item 2.05 above, on January 16, 2014, the Company concluded that it would be required under United States generally accepted accounting principles (“GAAP”) to incur an impairment charge in the range of $28.4 million to $32.4 million related to fixed assets and an impairment charge of $4.6 million related to intangible assets. The Company expects to recognize a total charge related to the impairment of fixed assets and intangible assets in the range of $33.0 million to $37.0 million, with the majority of that charge in the fourth quarter of 2013 and a portion of the charge in the first half of 2014. Of that amount, the Company expects no cash expenditures.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s ability to reduce its costs; the change in DOC’s business strategy; the Company’s intention regarding DOC’s embedded image processing development operations; the Company’s ability to monetize the DOC intellectual property portfolio and technology, through a sale, licensing or other means; the expected charges and cash expenditures from the restructuring; the timing of the restructuring; and the expected impairment charges. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; any need to spend more cash and/or incur greater charges than anticipated in connection with the DOC restructuring, workforce reduction, facility closures and related activities; any need to undertake further restructuring activities; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor products and products utilizing DOC technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; and the impact of competing technologies on the demand for the Company’s technologies and products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2014

TESSERA TECHNOLOGIES, INC.

By:	/s/ Robert Andersen
Name:	Robert Andersen
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 16, 2014